Exhibit 99.1

Contact:	Mark Murphy, Chief Executive Officer
(949) 769-3200

For Immediate Release

PRO-DEX, INC. ANNOUNCES FISCAL SECOND QUARTER AND SIX MONTH RESULTS

IRVINE, CA, February 6, 2012 - PRO-DEX, INC. (NasdaqCM: PDEX) today announced financial results for its fiscal second quarter and six months ended December 31, 2011.

Sales for the quarter ended December 31, 2011 decreased 20% to $4.9 million from $6.2 million for the corresponding quarter in 2010. For the six months ended December 31, 2011, sales decreased 9% to $10.9 million from $12.0 million for the corresponding period in 2010. The lower sales in both 2011 periods as compared to the corresponding periods in 2010 resulted primarily from decreases in sales of the Company’s medical device products to its largest customer.

Operating loss was $282,000 for the quarter, compared to operating income of $571,000 in the corresponding 2010 period. For the six months ended December 31, 2011, operating income was $176,000, as compared to $977,000 for the corresponding six-month period in 2010.

Net loss for the 2011 quarter was $292,000, or $0.09 per fully-diluted share, as compared to net income of $401,000, or $0.12 per fully-diluted share, in the corresponding 2010 quarter. For the six months ended December 31, 2011, net income was $154,000, or $0.05 per fully-diluted share, as compared to net income of $743,000, or $0.23 per fully diluted share for the corresponding period in 2010.

Gross profit for the quarter ended December 31, 2011 was $1.4 million, a 29% gross profit margin, compared to gross profit of $2.4 million, a 39% gross profit margin, for the year-ago period. For the six months ended December 31, 2011, gross profit was $3.7 million, a 34% gross profit margin, compared to gross profit and margin of $4.6 million and 38%, respectively, for the corresponding six-month period in 2010. These decreases resulted primarily from the year-over-year decrease in sales, higher warranty expenses due to an increase in the estimated per-unit cost to repair units that may be returned within the warranty period, and, with respect to the three-month period ended December 31, 2011, reduced manufacturing efficiencies commensurate with the lower sales volume.

Mark Murphy, the Company’s President and Chief Executive Officer, commented, “During the first half of fiscal 2012, we experienced the decreases in sales to our largest customer we had anticipated, which significantly impacted our gross margins. Midway through our fiscal second quarter, we initiated a headcount reduction, allowing us to enhance manufacturing efficiencies while continuing to meet demand for our products. We will maintain close management our cost structure as we continue to vigorously pursue new revenue opportunities.”

Teleconference Information:

Investors and analysts are invited to listen to a broadcast review of the Company’s fiscal 2012 second quarter financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) that may be accessed by visiting the Company’s website at www.pro-dex.com. The conference call may also be accessed at www.InvestorCalendar.com. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-8033, or at (201) 689-8033 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available approximately two hours after the completion of the call until midnight (Eastern Time) on February 20, 2012 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering account number 286 and conference I.D. number 387491. An online archive of the broadcast will be available on the Company’s website www.pro-dex.com for a period of 365 days.

Pro-Dex, Inc., with operations in California, Oregon and Nevada, specializes in bringing speed to market in the development and manufacture of technology-based solutions that incorporate powered surgical device drive systems, embedded motion control and fractional horsepower DC motors, serving the medical, dental, semi-conductor, scientific research and aerospace markets. Pro-Dex’s products are found in hospitals, dental offices, medical engineering labs, commercial and military aircraft, scientific research facilities and high tech manufacturing operations around the world. For more information, visit the Company’s website at www.pro-dex.com.

Statements herein concerning the Company’s plans, growth and strategies may include ‘forward-looking statements’ within the context of the federal securities laws. Statements regarding the Company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company’s actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company’s filings with the Securities and Exchange Commission.

(tables follow)

PRO-DEX, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$4,267,000	$4,689,000
Accounts receivable, net of allowance for doubtful accounts of $13,000 at December 31, 2011 and $7,000 at June 30, 2011	2,248,000	3,128,000
Other current receivables	52,000	12,000
Inventories	4,733,000	3,703,000
Prepaid expenses	234,000	145,000
Deferred income taxes	162,000	163,000

Total current assets	11,696,000	11,840,000
Property, plant, equipment and leasehold improvements, net	3,559,000	3,661,000
Other assets	53,000	60,000

Total assets	$15,308,000	$15,561,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,624,000	$1,207,000
Accrued expenses	1,744,000	2,379,000
Income taxes payable	30,000	78,000
Current portion of bank term loan	357,000	357,000

Total current liabilities	3,755,000	4,021,000

Non-current liabilities:
Bank term loan	595,000	774,000
Deferred income taxes	162,000	163,000
Deferred rent	285,000	279,000

Total non-current liabilities	1,042,000	1,216,000

Total liabilities	4,797,000	5,237,000

Commitments and contingencies
Shareholders’ equity:
Common shares; no par value; 50,000,000 shares authorized; 3,272,350 shares issued and outstanding at December 31, 2011 and at June 30, 2011	16,777,000	16,744,000
Accumulated deficit	(6,266,000)	(6,420,000)

Total shareholders’ equity	10,511,000	10,324,000

Total liabilities and shareholders’ equity	$15,308,000	$15,561,000

PRO-DEX, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	For The Three Months Ended December 31,
	2011	2010
Net sales	$4,907,000	$6,157,000
Cost of sales	3,504,000	3,733,000

Gross profit	1,403,000	2,424,000

Operating expenses:
Selling expenses	369,000	351,000
General and administrative expenses	709,000	897,000
Research and development costs	607,000	605,000

Total operating expenses	1,685,000	1,853,000

Income (loss) from operations	(282,000)	571,000
Other income (expense):
Interest expense, net	(9,000)	(22,000)

Total other income (expense)	(9,000)	(22,000)

Income (loss) before provision for income taxes	(291,000)	549,000
Provision for income taxes	1,000	148,000

Net income (loss)	$(292,000)	$401,000

Net income (loss) per share:
Basic	$(0.09)	$0.12

Diluted	$(0.09)	$0.12

Weighted average shares outstanding – basic	3,272,350	3,263,437

Weighted average shares outstanding – diluted	3,272,350	3,272,152

PRO-DEX, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	For the Six Months Ended December 31,
	2011	2010
Net sales	$10,937,000	$11,986,000
Cost of sales	7,205,000	7,378,000

Gross profit	3,732,000	4,608,000

Operating expenses:
Selling expenses	743,000	775,000
General and administrative expenses	1,544,000	1,660,000
Research and development costs	1,269,000	1,196,000

Total operating expenses	3,556,000	3,631,000

Income from operations	176,000	977,000
Other income (expense):
Interest expense, net	(20,000)	(80,000)

Total other income (expense)	(20,000)	(80,000)

Income before provision for income taxes	156,000	897,000
Provision for income taxes	2,000	154,000

Net income	$154,000	$743,000

Net income per share:
Basic	$0.05	$0.23

Diluted	$0.05	$0.23

Weighted average shares outstanding – basic	3,272,350	3,257,643

Weighted average shares outstanding – diluted	3,292,508	3,263,654

PRO-DEX, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For The Six Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$154,000	$743,000
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	339,000	342,000
Allowance for doubtful accounts	6,000	(10,000)
Share-based compensation	33,000	12,000
Changes in:
Accounts receivable	834,000	148,000
Inventories	(1,030,000)	(678,000)
Prepaid expenses	(88,000)	(30,000)
Other assets	8,000	17,000
Accounts payable and accrued expenses	(213,000)	(597,000)
Income taxes payable	(49,000)	(5,000)

Net cash used in operating activities	(6,000)	(58,000)

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(237,000)	(16,000)

Net cash used in investing activities	(237,000)	(16,000)

Cash flows from financing activities:
Principal payments on term loan	(179,000)	(200,000)
Principal payments on mortgage	—	(1,528,000)
Proceeds from exercise of stock options	—	27,000

Net cash used in financing activities	(179,000)	(1,701,000)

Net decrease in cash and cash equivalents	(422,000)	(1,775,000)
Cash and cash equivalents, beginning of period	4,689,000	3,794,000

Cash and cash equivalents, end of period	$4,267,000	$2,019,000

Supplemental Information
Cash payments for interest	$10,000	$21,000
Cash payments for income taxes	$53,000	$159,000